AMENDMENT TO FUND PARTICIPATION AGREEMENT


        This Amendment to the Fund Participation Agreement ("Agreement") dated August 12, 1996, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and Pruco Life Insurance Company, an Arizona life insurance company (the "Company") is effective as of ________________, 1998.

                                    AMENDMENT

        For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

        All other terms of the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.



PRUCO LIFE INDURANCE COMPANY


By:  /s/  Esther H. Milnes
    -------------------------
Name:   Esther H, Milnes
Title:  President



JANUS ASPEN SERIES


By: /s/ Bonnie Howe
   --------------------------
Name:   Bonnie M. Howe
Title:  Assistant Vice President

                                   Schedule A
                   Separate Accounts and Associated Contracts


Name of Separate Account and the                   Contracts Funded
Date Established by Board of Directors             By Separate Account
--------------------------------------             -------------------
Pruco Life Flexible Premium Variable               Discovery Select Annuity Contract
Annuity Account
est. June 16, 1995

Pruco Life Variable Appreciable Account            Variable Universal Life Insurance Contract
est. January 13, 1984

Pruco Life Variable Universal Account              Pruselect I Variable Universal Life
est. April 17, 1989                                Insurance Contract

                                                   Pruselect II Variable Universal Life
                                                   Insurance Contract

                                     II-25